May 17, 1999


Mr. Steven D.
Krichmar, Partner
PricewaterhouseCoop
ers LLP
One Post Office
Square
Boston, Massachusetts  02109


Dear Mr. Krichmar:

On February 18, 1999, the Board of Trustees of the
Fidelity funds listed on the attached Exhibits voted not to retain PricewaterhouseCoopers LLP as the independent accountants for such funds listed on Exhibit I effective February 18, 1999 and for those funds listed on Exhibit II effective upon the completion of any audits for their respective fiscal years ended on January 31, 1999 or March
31, 1999. This action was recommended by the funds' Audit Committee on February 18, 1999.

In accordance with the requirements of item 304 of Regulation S-K, please provide us with a letter from your firm addressed to the Securities and Exchange Commission stating your agreement with the following:

1.   Effective February 18, 1999, the Board of
  Trustees of
the Fidelity funds specified on Exhibits I and II voted not to retain PricewaterhouseCoopers LLP as the funds' independent accountants. This action was recommended by the funds' Audit Committee on February 18, 1999.

2. PricewaterhouseCoopers LLP's reports on the funds' financial statements for the two most recent fiscal years ended in 1999, 1998 or 1997 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

3. During the funds' two most recent fiscal years ended in 1999, 1998 or 1997, and through May 17, 1999, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers
  LLP, would have caused it to make reference to the subject matter of the disagreement in its report on the financial statements for such years.

A copy of your letter will be filed with the Securities and
Exchange Commission along with this letter as an exhibit to each fund's next Form N-SAR (in accordance with Sub-Item 77k of Form N-SAR).

Sincerely,



Richard A. Silver
Treasurer of the Fidelity Funds
cc:  Mark Osterheld
                                Exhibit I
                                      1940 Act  1933
Act  Trust/Fund                       SEC File  SEC
File  Fiscal
                                      No:       No:       Years
                                                          Ending

Fidelity Commonwealth Trust           811-2546  2-52322
     Fidelity Intermediate Bond Fund                      April 30,
                                                          1999 Fidelity Large
     Cap Stock Fund                             April 30,
                                                          1999 Fidelity Small
     Cap Selector                               April 30,
                                                          1999 Fidelity Small
     Cap Stock Fund                             April 30,
                                                          1999 Spartan Market
     Index Fund                                           April 30,
                                                          1999 Fidelity
Advisor Series VII                    811-3010  2-67004
     Fidelity Advisor Consumer                            July 31,
Industries Fund                                           1999
     Fidelity Advisor Cyclical                            July 31,
Industries Fund                                           1999
     Fidelity Advisor Financial                           July 31,
Services Fund                                             1999
     Fidelity Advisor Health Care                         July 31,
Fund                                                      1999
     Fidelity Advisor Natural                             July 31,
Resources Fund                                            1999
     Fidelity Advisor Technology                          July 31,
Fund                                                      1999
     Fidelity Advisor Utilities                           July 31,
Growth Fund                                               1999
Fidelity Boston Street Trust          811-5361  33-
17704
     Fidelity Target Timeline 1999                        July 31,
                                                          1999 Fidelity Target
     Timeline 2001                              July 31,
                                                          1999 Fidelity Target
     Timeline 2003                              July 31,
                                                          1999 Fidelity
Destiny Portfolios                    811-1796  2-34099
     Destiny I                                            September
                                                          30, 1999 Destiny II
     September
                                                          30, 1999 Fidelity
Advisor Series II                     811-4707  33-6516
      Fidelity Advisor Government                         October 31,
Investment Fund                                           1999
      Fidelity Advisor High Yield                         October 31,
Fund                                                      1999
     Fidelity Advisor Short Fixed-                        October 31,
Income Fund                                               1999
Fidelity Advisor Series VIII          811-3855  2-86711
     Fidelity Advisor International                       October 31,
Capital Appreciation Fund                                 1999
     Fidelity Diversified                                 October 31,
International Fund                                        1999
     Fidelity Europe Capital                              October 31,
Appreciation Fund                                         1999
     Fidelity Worldwide Fund                              October 31,
                                                          1999
Fidelity Advisor Series I             811-3785  2-
84776
     Fidelity Advisor Equity Growth                       November
Fund                                                      30, 1999
     Fidelity Advisor Growth &                            November
Income Fund                                               30, 1999
     Fidelity Advisor Growth                              November
Opportunities Fund                                        30, 1999
     Fidelity Advisor Large Cap Fund                      November
                                                          30, 1999 Fidelity
     Advisor Mid Cap Fund             November
                                                          30, 1999 Fidelity
     Advisor Strategic                November
Opportunities Fund                                        30, 1999
     Fidelity Advisor TechnoQuant                         November
Growth Fund                                               30, 1999


                          Exhibit I - continued


Trust/Fund                            1940 Act  1933
Act  Fiscal
                                      SEC File  SEC
                                      File  Years No:     No:  Ending

Fidelity Advisor Series II            811-4707  33-
6516
     Fidelity Advisor Balanced Fund                       November
                                                          30, 1999 Fidelity
Advisor Series III             811-3466  2-77571
     Fidelity Advisor Equity Income                       November
Fund                                                      30, 1999
Fidelity Advisor Series II            811-4707  33-
6516
     Fidelity Advisor Strategic                           December
Income Fund                                               31, 1999
Variable Insurance Products Fund II   811-5511  33-
20773
     Asset Manager Portfolio                              December
                                                          31, 1999 Asset
     Manager:  Growth                           December
Portfolio                                                 31, 1999
     Contrafund Portfolio                                 December
                                                          31, 1999 Index 500
     Portfolio                                            December
                                                          31, 1999 Investment
     Grade Bond Portfolio             December
                                                          31, 1999 Variable
Insurance Products Fund III  811-7205  33-54837
     Balanced Portfolio                                   December
                                                          31, 1999 Growth &
     Income Portfolio                           December
                                                          31, 1999 Growth
     Opportunities Portfolio                    December
                                                          31, 1999



                               Exhibit II


Trust/Fund                            1940 Act  1933
Act  Fiscal
                                      SEC File No:SEC
                                                File
                                                Years
                                                No:       Ending

Fidelity Massachusetts Municipal      811-3361  2-
75537
Trust
     Fidelity Massachusetts                               January 31,
Municipal Money Market Fund                               2000
     Spartan Massachusetts Municipal                      January 31,
Income Fund                                               2000
     Spartan Massachusetts Municipal                      January 31,
Money Market Fund                                         2000
Fidelity New York Municipal Trust     811-3723  2-83295
     Spartan New York Municipal                           January 31,
Income Fund                                               2000
Fidelity New York Municipal Trust II  811-6398  33-42943
     Fidelity New York Municipal                          January 31,
Money Market Fund                                         2000
     Spartan New York Municipal                           January 31,
Money Market Fund                                         2000
Fidelity Colchester Street Trust      811-3320  2-74808
     Domestic Portfolio                                   March 31,
                                                          2000 Government
     Portfolio                                            March 31,
                                                          2000 Money Market
     Portfolio                                            March 31,
                                                          2000 Tax-Exempt
     Portfolio                                            March 31,
                                                          2000 Treasury Only
     Portfolio                                            March 31,
                                                          2000 Treasury
     Portfolio                                            March 31,
                                                          2000